Exhibit 99.1

Union Bankshares Corporation Names John C. Asbury President;

To Succeed G. William Beale as CEO in 2017

•    Succession Plan Positions Union for

Seamless Leadership Transition and Strategic Continuity

Richmond, Va., – August 24, 2016 – The Board of Directors of Union Bankshares Corporation (“Union”) today announced that G. William (“Billy”) Beale, 66, will step down as Chief Executive Officer (“CEO”) on January 2, 2017, and will be succeeded by John C. Asbury, 51, who will become President of Union Bankshares Corporation and President and CEO of Union Bank & Trust effective October 1, 2016. Beale will continue to work in an executive capacity as Executive Vice Chairman of the Board for Union Bankshares Corporation and Union Bank & Trust until March 31, 2017. He will remain on the Board of Directors of Union Bankshares Corporation and stand for reelection to the Board at the 2017 Annual Meeting.

“Today’s announcement provides for leadership continuity to deliver upon Union’s future growth plans,” said Raymond D. Smoot, Jr., Chairman of the Board of Union Bankshares Corporation. “The Board in conjunction with Billy actively engaged in a comprehensive succession plan that included a nationwide search. It became clear that John’s demonstrated capabilities stemming from 29 years of leadership experience at some of the most well-known and highly-regarded banking institutions ideally suited him to lead our strategy of growing the Union franchise beyond the $10 billion asset threshold. We are confident that this leadership succession plan solidly positions Union to generate consistent top-tier financial performance and attractive long-term shareholder returns.

“Billy’s tenure at Union has been tremendous,” continued Smoot. “Under his leadership over the last 25 years, the bank has undergone a historic transformation from a small rural community bank to the largest Virginia-based community banking institution serving multiple markets with diversified lines of business. Billy’s vision and energy has created a durable company that has grown assets to more than $8.1 billion from $180 million and delivered to shareholders a total cumulative return of more than 850% since the company went public in 1993. On behalf of our shareholders, the Board and entire bank, we thank Billy for his dedication and commitment to making Union the outstanding institution it is today.”

“It has been a great privilege to lead Union for over 25 years, and I am proud of what we have accomplished together,” said Beale. “Union has never been stronger and our strategy is delivering, so now is the ideal time to execute the leadership transition plan. John brings proven capabilities in profitably growing business lines across key banking segments, including commercial, small business, retail and wealth management, as well as partnering with mortgage teams to deliver holistic financial solutions to customers. His recent tenure at a community bank coupled with his deep executive experience at national and regional financial institutions makes him uniquely qualified to lead Union. John understands the importance of preserving a customer and community centric culture while driving top tier performance. I look forward to working with John and our teammates to further our path to top-tier financial performance. Our future is bright and I am confident Union will continue to thrive under John’s leadership.”

Union Bankshares Corporation

August 24, 2016

“I am excited to join Union as only the 6th president in the bank’s 114-year history and honored to ultimately succeed Billy as CEO,” said Asbury. “I look forward to working with the team to execute on the growth strategy and achieve the significant milestones that the company has laid out. Under Billy’s leadership, Union has built an incredibly strong foundation and forged promising new growth avenues. The company’s scale, talent, resources and outstanding performance record will enable us to successfully execute our strategy of organic growth complemented by select acquisitions. I believe we are well positioned to capitalize on our strengths to continue to create long-term sustainable value for our shareholders, teammates and customers.”

Additional Information on Union Bankshares Corporation Leadership

John C. Asbury

John Asbury is a career banker with more than 29 years of experience in Commercial and Corporate banking. He has achieved increasing levels of leadership and responsibility during his banking career. Most recently, Asbury was President and CEO of privately-held First National Bank of Santa Fe, a multi-state bank with locations primarily in the Southwest I-25 growth corridor between Denver, CO and Albuquerque, NM. The bank recently entered into a definitive merger of equals agreement with Kansas-based Sunflower Financial that will create a $4 billion asset regional community bank in the western states. Prior to that, he was Senior Executive Vice President and Head of the Business Services Group at Regions Financial Corporation, one of the nation’s largest full-service banks with $126 billion in assets. Regions serves customers across the South, Midwest and Texas, and operates approximately 1,600 banking offices. In this role Asbury led all lines of business that serve Regions’ business and commercial banking customers. Previously, he spent 17 years at Bank of America, before leaving as the Pacific Northwest Region Executive for Business Banking in Seattle, WA. He has broad experience in commercial banking with prior positions responsible for multiple services and regions. Asbury began his banking career in the management training program at Wachovia Bank & Trust in Winston-Salem, NC after graduating from Virginia Tech. He also holds an MBA from The College of William & Mary and is a native of Virginia, born in Radford.

G. William Beale

Billy Beale has served as President and CEO of Union Bankshares Corporation (and its predecessor companies) since 1991. He has also served on the Board of Directors since that time. During his tenure, bank assets have grown to $8.1 billion from $180 million, representing a compound annual growth rate of 16.5%. Total shareholder return through August 5th has been 858%. Beale started his banking career in Texas after receiving his Bachelor of Science degree in Business Administration from The Citadel. Prior to relocating to Virginia, he graduated from the Southwestern Graduate School of Banking at Southern Methodist University.

Union Bankshares Corporation

August 24, 2016

Beale currently serves as President of The Society of the Cincinnati in the State of Virginia and as a member of the General Society’s Standing Committee. He serves as Trustee of the Virginia Foundation for Independent Colleges and as a member of the Executive Committee of Venture Richmond. He also is a Director of the Virginia Chamber of Commerce and The Greater Richmond Partnership.

Previously, Beale served on the boards of the Virginia Bankers Association, the VBA Benefits Corporation, the Germanna Community College Educational Foundation, Mary Washington Health Systems, the Fredericksburg Regional Chamber of Commerce, the Rappahannock United Way, The Community Foundation for the Rappahannock River Region, the Historic Richmond Foundation, the State Fair of Virginia, the Caroline Chamber of Commerce, the Caroline County IDA, the Caroline Little League, and the Caroline County School Board.

ABOUT UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Union Bankshares Corporation (NASDAQ: UBSH), is the holding company for Union Bank & Trust, which has 120 branches and nearly 200 ATMs throughout Virginia. Non-bank affiliates of the holding company include: Union Mortgage Group, Inc., which provides a full line of mortgage products; Old Dominion Capital Management, Inc., which provides investment advisory services; and Union Insurance Group, LLC, which offers various lines of insurance products.

Additional information on the company is available at http://investors.bankatunion.com.

Forward Looking Statements

Certain statements in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results or otherwise and are not statements of historical fact. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” or words of similar meaning or other statements concerning opinions or judgment of the Company and its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of and changes in: general economic and bank industry conditions, the interest rate environment, legislative and regulatory requirements, competitive pressures, new products and delivery systems, inflation, changes in the stock and bond markets, accounting standards or interpretations of existing standards, mergers and acquisitions, technology, consumer spending and savings habits and executive leadership changes. More information is available on the Company’s website, http://investors.bankatunion.com and on the Securities and Exchange Commission’s website, www.sec.gov. The information on the Company’s website is not a part of this presentation. The Company does not intend or assume any obligation to update or revise any forward-looking statements that may be made from time to time by or on behalf of the Company.

Contact: Bill Cimino (804) 448-0937, VP and Director of Corporate Communications

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